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                             AMENDMENT NUMBER 12 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

          Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), the following are hereby included as new Funds, to which all provisions in the Agreement shall apply.

     -    The Hartford Select SmallCap Growth Fund

     -    The Hartford Retirement Income Fund

     -    The Hartford Target Retirement 2010 Fund

     -    The Hartford Target Retirement 2020 Fund

     -    The Hartford Target Retirement 2030 Fund

          IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 27th day of September 2005.

                                        HARTFORD INVESTMENT FINANCIAL
                                        SERVICES, LLC


                                        By: /s/ Mary Jane Fortin
                                            ------------------------------------
                                            Mary Jane Fortin
                                            Vice President


                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By: /s/ John C. Walters
                                            ------------------------------------
                                            John C. Walters
                                            Vice President